                            FOURTH AMENDMENT TO LEASE

LESSOR:                     ATHENAEUM PROPERTY LLC

LESSEE:                     BITSTREAM, INC.

DATE OF LEASE:              MARCH 17, 1992;
                            (First Amendment September 7, 1993; Second
                            Amendment July 14, 1994; Third Amendment June
                            15, 1996)

PREMISES:                   ATHENAEUM HOUSE, 215 FIRST STREET, CAMBRIDGE,
                            MASSACHUSETTS

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the lease between Athenaeum Property LLC as Lessor and Bitstream Inc., a Delaware corporation, as Lessee and March 17, 1992, and amended on September 7, 1993 and by letter agreement on July 14, 1994 and amended on June 15, 1996), is hereby amended for the forth time effective March 1, 1997, as follows:

     1. Expand Leased Premises. Effective June 1, 1997 (the "Effective Date"), the Leased Premises shall be expanded to include approximately 4,700 rentable square feet ("Expanded Leased Premises"), more or less, on the ground floor of the Building as shown on Exhibit A hereto. Lessee agrees it is leasing the Expanded Leased Premises in its "as is" condition, except that the Expanded Leased Premises shall be delivered in vacuumed clean condition, free of debris and personal effects, and all systems to be maintained by Landlord under the lease shall be in good working order.

     2. Increased Rent. The Base Rent for the Leased Premises shall be increased as of the Effective Date by $70,500.00 per year, calculated as 4,700 square feet at $15.00 per rentable square feet.

     3. Increased Rent Adjustment. As of the Effective Date, the Rent Adjustment percentage in Paragraph 5 shall be increased from 7.01 percent to 8.66 percent.

     4. Term; Option to Extend. The term of the Lease shall remain unchanged. In the event Lessee exercises its option to extend the lease, the Base Rent on the Extended Leased Premises shall be at Fair Market Value as reasonably determined by Lessor but in no event less that the Base Rent in Paragraph 2 above.

     5. Right to Terminate. If, on or before April 1, 1997, the Lessee decides it does not wish to occupy the Expanded Leased Premises, it shall give Lessor written notice on or before April 1, 1997 and the expansion contemplated herein shall be null and void. As consideration for this right, Lessee shall, in the event it terminates this expansion, pay Lessor one month's rent (at the time of its notice to terminate). Lessor agrees that if the Expanded Leased premises are then released with less than one month's vacancy, the amount paid by Lessee will be abated on a pro rata basis for the days the space is occupied by a new tenant for business.

     6. Broker. The Lessor and Lessee each represent and warrant to the other that each has had no dealings with any Brokers concerning this lease other than Robert A. Jones & Co., and each party agrees to indemnify and hold the other harmless for any damages occasioned to the other by reason of breach of this representation and warranty.

     7. Construction; Interpretation. To the extent this lease amendment conflicts with the existing lease, this amendment shall control. Both parties acknowledge the lease remains in full force and effect. Other than stated in this amendment, all other terms and conditions remain the same.

EXECUTED as sealed instrument this 3rd day of March 1997.

ATHENAEUM PROPERTY LLC



By:
   -------------------------------------             --------------------------
   President                                         Witness
   Athenaeum F.A. Inc.
   Managing Member


BITSTREAM INC.



By:
   -------------------------------------             --------------------------
   Vice President, Treasurer                         Witness
   and Chief Financial
   Officer Duly Authorized


Assuming the lessee does not terminate this expansion, lessee will retain the right until the effective date (6-1-97), to require the lessor to terminate lessee's lease obligation on the 2800 square feet on the ground floor referenced in the Third Amendment.

                                       -2-